UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2026

CAYSON ACQUISITION CORP
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-42280	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 W 37th St, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 998-5540

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share and one right	CAPNU	The Nasdaq Stock Market LLC

Ordinary Shares, par value $0.0001 per share	CAPN	The Nasdaq Stock Market LLC

Rights, each entitling the holder to one tenth of one ordinary share upon the completion of the Company’s initial business combination	CAPNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on April 27, 2026, Cayson Acquisition Corp (the “Company”) received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company was not in compliance with Listing Rule 5450(a)(2) (the “Minimum Total Holders Rule”), which requires the Company to have at least of 400 “Total Holders” (generally defined as both beneficial holders and holders of record) of the Company’s ordinary shares for continued listing on the exchange.

The Notice stated that no later than June 11, 2026, the Company was required to submit a plan to regain compliance with the Minimum Total Holders Rule. The Company timely submitted a plan of compliance and Nasdaq granted the Company an extension until October 26, 2026 to evidence compliance with the Minimum Total Holders Rule.

On October 29, 2026, the Company received another notice from Nasdaq indicating that the Company filaed to provide the necessary shareholder figures within the allotted extension pereiod and therefore did not evidence compliance with the Minimum Total Holders Rule. As a result, Nasdaq has initiated procedures to delist the Company’s securities from Nasdaq. The Company has the right to appeal the determination by November 5, 2026. The Company believes it will be able to provide documentation necessary to establish the shareholder figures to comply with the Minimum Total Holders Rule before an appeal hearing is scheduled, which would make the matter moot. However, the Company has appealed the determination at this time to maintain the listing of the Company’s securities on Nasdaq.

Cautionary Note Regarding Forward Looking Statements

Neither the Company nor any of its affiliates makes any representation or warranty as to the accuracy or completeness of the information contained in this Current Report on Form 8-K. This Current Report on Form 8-K is not intended to be all-inclusive and is not intended to form the basis of any investment decision or any other decision in respect of the Company or its proposed business combination.

This Current Report on Form 8-K include “forward-looking statements” made pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements generally are identified by the words or phrases such as “aspire,” “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “will be,” “will continue,” “will likely result,” “could,” “should,” “believe(s),” “predicts,” “potential,” “continue,” “future,” “opportunity,” seek,” “intend,” “strategy,” or the negative version of those words or phrases or similar expressions are intended to identify such forward-looking statements.

The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2026	CAYSON ACQUISITION CORP

	By:	/s/ Yawei Cao
Yawei Cao
Chief Executive Officer